Collaborative Approach to Life Science Financing

Statements in this presentation that are not strictly historical, and any statements regarding events or developments that we be lieve or anticipate will or may occur in the future are "forward - looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, dev elopments and business decisions to differ materially from those suggested or indicated by such forward - looking statements and you should not place undue reliance on any such forward - looking statements. Additional in formation regarding the factors that may cause actual results to differ materially from these forward - looking statements is available in our SEC filings, including our Annual Report on Form 10 - K for the year end ed December 31, 2018 and our Quarterly Reports on Form 10 - Q for subsequent periods. The Company does not assume any obligation to update or revise any forward - looking statement, whether as a result of n ew information, future events and developments or otherwise. Our specialty finance and asset management businesses are conducted through separate subsidiaries and the Company conducts it s o perations in a manner that is excluded from the definition of an investment company and exempt from registration and regulation under the Investment Company Act of 1940. This presentation is neither an offer to sell nor a solicitation of any offer to buy any securities, investment product or in ves tment advisory services, including such services offered by SWK Advisors LLC. This presentation does not contain all of the information necessary to make an investment decision, including, but not limited to, th e risks, fees and investment strategies of investing in life science investments. Any offering is made only pursuant to the relevant information memorandum, a relevant subscription agreement or investment manage men t agreement, and SWK Advisors LLC’s Form ADV, all of which must be read in their entirety. All investors must be “accredited investors” and/or “qualified purchasers” as defined in the securities la ws before they can invest with SWK Advisors LLC. Life science securities may rely on milestone payments and/or a royalty stream from an underlying drug, device, or product wh ich may or may not have received approval of the Food and Drug Administration (“FDA”). If the underlying drug, device, or product does not receive FDA approval, it could negatively impact the securities, in cluding the payments of principal and/or interest. In addition, the introduction of new drugs, devices, or products onto the market could negatively impact the securities, since that may decrease sales and/or pri ces of the underlying drug, device, or product. Changes to Medicare reimbursement or third party payor pricing could negatively impact the securities, since they could negatively impact the prices and/or sal es of the underlying drug, device, or product. There is also risk that the licensing agreement that governs the payment of royalties may terminate, which could negatively impact the securities. There is also th e r isk that litigation involving the underlying drug, device, or product could negatively impact the securities, including payments of principal and/or interest on any securities. Forward - looking and Cautionary Statements 2

SWK Holdings - Overview

Custom financing solutions for commercial-stage healthcare companies and royalty owners

Underserved, High-Need Market

- SWK targets \$5mm to \$20mm financings, a market niche that is largely ignored by larger market participants and generates attractive full-cycle returns
- Business focus is secured financings and royalty monetizations, but will selectively consider equity-like opportunities and M&A

Demonstrated Success, Attractive Returns

- Targets unlevered, mid-teens return on capital with a portfolio effective yield of 13.8% for 3Q19
- Financings with 23 parties as of November 13, 2019
- 17 exits from inception through November 13, 2019 generating a 19% IRR and 1.2x MOIC
- Completed financings encompass 36 different parties deploying \$528mm of capital
- Compounded book value per share at a 11% CAGR from 4Q12 to 3Q19's \$17.63

Targeting Multiple Growth Opportunities

- Recent Enteris BioPharma acquisition and NASDAQ uplist plan part of "transformational" growth strategy
  - ✓ Increase book value per share at a 10%+ CAGR
  - ✓ Be recognized as partner of choice for life science companies and inventors seeking \$20mm or less
  - ✓ Generate current income to utilize SWK's substantial NOL asset, \$377mm at December 31, 2018
- Experienced and aligned management and Board

* *Effective yield is the rate at which income is expected to be recognized pursuant to the Company's revenue recognition policies, if all payments are received pursuant to the terms of the finance receivable; excludes warrants*

3

SWK HOLDINGS

Life Science Finance Opportunity 4 Achieve high current yield from investment in non - correlated assets Access to capital is challenging for small/midsized life science cos - Few participants exist for sub - $20mm life science financings Life science products are highly portable - Approved & marketed products and/or royalty streams are valuable collateral Revenues are predictable and have low correlation to economic growth and macro factors Mitigate FDA & clinical trial risk by focusing on commercial opportunities

Value Creation Strategy 5 Deploy balance sheet capital into secured financing portfolio • SWK has established reputation as a go - to capital provider for this underserved market • Majority of financings structured with warrants or other upside features to enhance return profile Evaluate and pursue product acquisition opportunities • Leverage SWK contacts, infrastructure, and lessons learned from Holmdel success • Potential to use greater amount of NOLs Utilize credit facility to boost ROE • SWK targets a 10%+ ROE • SWK carries minimal leverage while similarly sized BDCs often carry 50% to 75% debt/equity leverage Selectively consider new capital deployment opportunities • Target capital deployment options that could utilize the company’s substantial NOLs SWK believes this strategy can continue to achieve a 10%+ book value per share CAGR

Corporate Milestones

Pre-2014
- Predecessor Kana Software assets sold to Kay Technologies; $450mm+ NOLs remained at sale
- Winston Black and Brett Pope hired to launch life science technology finance strategy

2014
- $113mm raised through private placement and rights offering
- Ended year with $102mm income producing assets

2015
- Winston Black named CEO
- 1/10 effective reverse stock split
- Ended year with $108mm income producing assets

2016
- Team rebuilt and investment process improved
- Ended year with $143mm income producing assets

2017
- Holmdel sold – 3.5x CoC return
- Ended year with $154mm income producing assets

2018
- Secured $20mm credit facility with State Bank
- Ended 4Q18 with $167mm income producing assets
- Announced share repurchase program in 4Q18

2019
- 17th partner exit realized, bringing the weighted avg. IRR on all exits to 19%
- **Acquired Enteris BioPharma**

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SWK HOLDINGS

Portfolio Overview: 3Q19 * GAAP value at September 30, 2019; does not include capital advances made subsequent to quarter end ** Finance Receivables plus Corporate Debt Securities *** Private warrants carried at zero cost/not valued on balance sheet • Income Producing Assets ** : $175.5mm • Finance Receivables: $175.0mm • Corporate Debt Securities: $0.5mm • Marketable Investments: $1.9mm • Public Warrants: $2.9mm *** Portfolio Value * • Actively Financed Entities: 23 • Avg. GAAP Balance ** per Entity: $7.6mm • Total Unfunded Commitments: $9.9mm * • Non - Accrual Balance: $18.1mm Metrics 7 84% 14% 2% Portfolio Composition First Lien Royalty Warrants

Financial Snapshot * Defined as finance receivables, corporate debt securities, and investment in unconsolidated entity less non - controlling in terests ** During 2017 SWK incurred a $15.7mm provision for income taxes to reduce the carrying value of the deferred tax asset to acc ount for a reduction in the statutory tax rate *** Eliminates provision for income taxes and non - cash mark - to - market changes on public equity & warrant assets and liability; s ee reconciliation on page 27; LTM period includes $1.1mm of Enteris transaction expenses 8 $108.3 $132.2 $153.9 $167.1 $175.5 $100 $125 $150 $175 $200 2015 2016 2017 2018 3Q19 Total Income Producing Assets, Net* ($ in millions; at end of period) $10.00 $12.50 $15.00 $17.50 $20.00 $150 $175 $200 $225 $250 2015 2016 2017 2018 3Q19 SWK Stockholders' Equity ($ in millions, except per share data) SWK Holdings Corporation Stockholders' Equity Book Value per Share $23.5 $22.4 $37.5 $26.0 $27.9 $20 $22 $24 $26 $28 $30 $32 $34 $36 $38 $40 2015 2016 2017 2018 LTM Total Revenue ($ in millions) $(1.4) $6.7 $19.9 $6.8 $21.8 $(5.0) $- $5.0 $10.0 $15.0 $20.0 $25.0 2015 2016 2017 2018 LTM Non - GAAP Adjusted Net Income (Loss)*** ($ in millions)

Financing Strategy 9 SWK Targets Low - to - Mid Teens Effective Yields 3Q19 Effective Yield of 13.8% * Includes non - accruals, marketable investments, and corporate debt securities; excludes marketable securities and warrants ** Includes non - accruals; effective yield is the rate at which income is expected to be recognized pursuant to the Company’s rev enue recognition policies, if all payments are received pursuant to the terms of the finance receivable; excludes warrants 10.0% 12.5% 15.0% 17.5% 20.0% $- $25.0 $50.0 $75.0 $100.0 $125.0 $150.0 $175.0 $200.0 Yielding Portfolio and Weighted Effective Yield ($ in millions; at end of period) Yielding Portfolio (mm)* Effective Yield**

Current Structured Credit Portfolio 10 Eton Pharmaceuticals 11.14.19 $5 million – Structured Credit Misonix 9.27.19 $25.1 million – Structured Credit

Current Royalty Portfolio 11

Portfolio Realizations

- As of November 13, 2019 SWK has exited 17 financings for a total 1.2x CoC return and 19% weighted average IRR
  - 14 resulted in positive realizations with a cumulative 1.4x CoC and weighted average 31% IRR
  - SynCardia position was sold to distressed private equity firm with SWK recouping 58% of principal
  - Response Genetics exited via Chapter 11 and sold to a strategic buyer for cash and CGIX stock with SWK recouping 47% of principal
  - Hooper and Hooper II loans cumulatively resulted in an aggregate $0.4mm loss/0.98x CoC return

$ in 000s

Investments	Origination	Payoff	Cost*	Proceeds	CoC	IRR	Notes
Nautilus	12/05/12	12/17/13	$ 22,500	$ 28,269	1.3x	26%	Key asset was Cambia
Parnell	01/23/14	06/27/14	25,000	27,110	1.1x	21%	
PDI	10/31/14	12/22/15	20,000	25,028	1.3x	23%	
Tribute	08/08/13	02/05/16	14,000	18,367	1.3x	16%	
Galil	10/31/14	06/15/16	12,500	16,601	1.3x	21%	
Nanosphere	05/14/15	06/30/16	10,000	14,362	1.4x	48%	
Syncardia First	12/13/13	06/24/16	12,688	8,524	0.7x	-30%	
Syncardia Second	12/13/13	06/24/16	5,850	3,255	0.6x	-39%	
Syncardia Preferred	09/15/14	06/24/16	1,500	-	0.0x	-100%	
Response Genetics	07/30/14	10/07/15	12,257	5,780	0.5x	-47%	
Holmdel	12/20/12	02/23/17	6,000	21,084	3.5x	63%	
Hooper	04/17/15	05/12/17	5,000	6,754	1.4x	20%	
Narcan	12/12/16	02/28/18	17,500	29,245	1.7x	70%	Continue to own 10% of the royalty
OraMetrix	12/15/16	05/01/18	8,500	10,603	1.2x	19%	
Parnell	11/22/16	07/30/18	13,500	19,327	1.4x	26%	
Hooper II	05/12/17	10/10/18	21,340	19,162	0.9x	-16%	
EyePoint	03/28/18	02/13/19	20,000	25,168	1.3x	34%	Continue to own warrants
Thermedx	05/05/16	05/22/19	3,500	5,303	1.5x	18%	Includes par value of $343 retained sub note
Cheetah Medical	01/15/19	09/30/19	10,000	12,434	1.2x	32%	Excludes $211k of potential earnouts
Total Realized / Wtd. Avg			**$ 241,634**	**$ 296,375**	**1.2x**	**19%**	

**Cost measured as principal advanced at deal close and additional add-ons, including time-weighted restructuring fundings*

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Portfolio Realizations to Strategic Buyers

- Ten realizations to strategic buyers demonstrated a median 30% LTV of SWK's original loan value
- Seven of the ten businesses were not profitable at time of sale, validating SWK's revenue and IP-based underwriting methodology

$ in mm

Target	Buyer	Closing Date	Transaction EV	SWK Loan at Cost*	SWK Loan / Transaction	LTM Sales	EV/LTM Sales	Target Profitable at Time of Sale?	Notes
Nautilus	Depomed	12/17/13	$ 48.7	$ 22.5	46%	$ 15.4	3.2x	N	
Response Genetics	Cancer Genetics	10/07/15	5.8	12.3	213%	16.7	0.3x	N	Cash received at closing, AR proceeds, and realized value of CGIX equity
PDI	Publicis	12/22/15	33.0	20.0	61%	129.3	0.3x	Y	CSO Division Only; Transaction EV assumes 50% near-term earn-outs achieved
Tribute	Aralez	2/1/16	147.6	14.0	9%	26.5	5.6x	N	
Galil	BTG plc	5/16/16	84.4	12.5	15%	22.7	3.7x	N	Transaction EV excludes up to $25.5mm of additional milestones
Nanosphere	Luminex	6/30/16	77.0	25.0	32%	23.1	3.3x	N	
InnoPran XL**	ANI Pharma	2/23/17	30.5	6.0	28%	11.1	2.7x	Y	
Orametrix	Dentsply Sirona	5/1/18	90.0	8.5	9%	20.0	4.5x	Y	Transaction EV excludes up to $60mm in earn-outs
Hooper II	Quest	10/10/18	27.8	26.6	96%	61.3	0.5x	N	Loan value includes non-SWK revolver ($7.6mm); Workout fees totaled $4.4mm
Cheetah Medical	Baxter	10/24/19	190.0	20.0	11%	22.2	8.6x	N	Transaction EV excludes up to $40mm in earn-outs ($25 already 'earned')
Median					**30%**		**3.3x**		

**Cost measured as greatest of principal advanced at deal close and additional add-ons, including restructuring fundings*

***InnoPran XL was the primary asset of Holmdel Pharmaceuticals, LP*

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SWK HOLDINGS

Sourcing • SWK has a well - developed and diversified sourcing network ̶ SWK balances proprietary opportunities with deal flow from trusted, boutique investment banks and brokers • SWK typically faces limited competition due to proprietary sourcing network and focus on sub - $20mm financings • The deals completed from 2016 through 2018 were sourced from a variety of relationships: Boutique HC Ibanks 28% Private equity relationship 5% Prior financing discussion 11% Co - lender relationship 22% Board relationship 5% In - bound due to SWK being public 6% Refinance 6% Internally sourced 17% 14

• Primarily first lien senior secured loans, though will selectively evaluate second lien opportunities • Typically include covenants, prepayment penalties, origination and exit fees, and warrant coverage • Provide working capital to support product commercialization and M&A Structured Debt • Companies: fund pipeline development & leverage a lower cost of capital for higher ROI projects • Institutions: capital planning for operating budgets, funding R&D initiatives, & financial asset diversification • Inventors: financial asset diversification, fund start - up company Royalties • Marketer creates a ‘royalty’ by selling an interest in a future revenue stream earned with a single product or basket of products in exchange for an upfront payment and potential future payments • Ability to structure tiered revenues, reverse tiers, minimum payments, caps, step - downs and buy - out options, similar to a license agreement between innovator and marketer Synthetic Royalty • Combination of royalty and revenue - based financings • Can take on many forms, including structured debt and equity investments Hybrid Financing • Target legacy products with established revenue trends, minimal marketing and infrastructure requirements Product Acquisition Financing Structures 15

Value Proposition to Partners ̶ Smaller companies often don’t have financial profile to qualify for traditional financing sources ̶ Companies in this niche often have few options outside of a dilutive equity raise ̶ The IPO market is largely closed to companies of this size requiring expensive and difficult private equity sourcing ̶ Many alternative financing sources have grown too large to care about smaller companies ̶ Some historical financing sources have been acquired by regulated financial institutions that due to regulatory constraints c ann ot lend to unprofitable companies and prohibit SWK - style transactions ̶ Venture lenders often require principal payback over a shorter period than SWK’s structure 16 Asset base and nimble structure position SWK to serve the sub - $20mm financing market Structures financings to preserve liquidity and match a growing company’s revenue profile Provides its borrowers with access to its network of capital markets resources and operators Through RIA arm and industry relationships, SWK can access additional capital to finance larger opportunities

Historical Financing: Narcan Royalty 17 ▪ Opiant is a publicly traded drug development company that receives a royalty on Narcan for developing the drug’s unique formulation o Novel formulation has a faster time to onset and more convenient and safer administration ▪ Opiant needed capital to pursue development programs ▪ At time of monetization, Opiant was a thinly traded OTC stock and management believed the share price did not reflect underlying asset value, thus a share offering was not an attractive option OPPORTUNITY SOLUTION ▪ SWK structured a capped royalty that was smaller than competing proposals, and allowed Opiant to retain tail economics ▪ In December 2016, SWK funded $13.8mm in exchange for a royalty that was capped at a 1.5x CoC return o On August 8, 2017 upon achieving $25mm in cumulative sales during two consecutive quarters, SWK funded additional $3.8mm with a 1.5x CoC return cap ▪ Narcan sales exceeded forecasts; CoC return cap achieved in February 2018 ▪ SWK retains a residual royalty ranging from 5% to 10% through expiry of Narcan IP Narcan is the only FDA approved, intranasal Naloxone product for the treatment of opioid overdose Narcan is appropriately priced with revenue growth from expanded distribution, not price hikes

Historical Financing: Galil Medical 18 ▪ In 2014, Galil was on the cusp of accelerating revenue growth, but was not yet cash - flow positive and could not tap traditional financing channels ▪ Galil needed additional capital to run clinical trials and expand its sales force OPPORTUNITY SOLUTION ▪ In December 2014, SWK provided a $12.5mm senior secured term loan structured to delay principal repayment until growth initiatives matured ▪ In late 2015, SWK committed to provide additional financing to support Galil’s proposed acquisition of a competitor o The transaction was not consummated, but SWK’s support permitted opportunistic bid ▪ By early 2016, the growth initiatives were bearing fruit, and in June 2016, Galil was acquired by BTG plc for $84mm plus up to $26mm in earn - outs ▪ The SWK facility gave Galil capital to grow the business and garner a higher acquisition price while allowing the equity owners to capture maximum upside ▪ SWK facility represented 15% LTV of the take - out price ▪ SWK generated a 1.3x cash - on - cash return and 20% IRR Galil is a privately - held medical device company that delivers innovative cryotherapy solutions for tumor ablation

Enteris BioPharma Acquisition – A Transformational Opportunity

Synergistic & Value Enhancing

- Natural extension to SWK's existing royalty monetization business, which generates income via royalties on life science products in a mix of structures
- Enteris offers opportunity to create wholly-owned portfolio of milestones and royalties on IP-protected biotherapeutics with substantial upside optionality

Highly Favorable Deal Economics

- Attractive valuation with SWK buying undervalued portfolio of "call options" of current & future licenses, owned drug candidate assets, and manufacturing operations
- Risk-adjusted economics from existing/expected licenses anticipated to exceed purchase price
- SWK believes near to medium term licenses may exceed $50.0mm of milestones and royalties

"Game-Changing" Platform Technology

- Peptelligence® enables injectable-to-oral conversion of peptides and difficult to formulate small molecules
- Targets substantial market and serves as cornerstone for "asset-light" licensing revenue model
- Franchise-like model ("multiple shots on goal") leverages partners' significant R&D and marketing/commercialization spend
- Existing 505(b)(2) pharmaceutical development candidates plus ability to internally expand owned-product portfolio creates engine for additional future licenses

Strong Company; Positioned for Success

- Enteris possesses proven technology, clinical experience and in-house manufacturing which is unique compared with peers, some of which sport multi-hundred million dollar market values
- Potential to expand Peptelligence platform via acquisition of dosing technologies and CDMO assets

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SWK HOLDINGS

Enteris Corporate Overview

Proven Technology, Late-Stage Commercial Partnerships, and Internal Pipeline

Drug Delivery Technology

- Peptelligence technology allows for oral delivery of drugs that are typically injected, including peptides and BCS class II, III, and IV small molecules
- Extensive intellectual property estate with protection through 2036

Commercial Platform

- Generates revenue three ways:
  - ✓ Formulation and development work
  - ✓ Clinical trial tablet manufacturing
  - ✓ Technology licenses consisting of milestones and royalties
- Peptelligence licenses with Cara Therapeutics, Ferring Pharmaceuticals and R-Pharm, and development work with several large pharmaceutical partners

Internal 505(b)(2) Pipeline

- Ovarest® (oral leuprolide tablet)
  - First indication: Endometriosis
- Tobrate™ (oral tobramycin tablet)
  - First indication: Uncomplicated Urinary Tract Infection
- Oral Octreotide Tablet
  - First indication: Neuroendocrine tumors

Company Highlights

- Privately held company based in Boonton, New Jersey
- To operate as a wholly-owned subsidiary, run by current experienced team
- Expected to be profitable including anticipated license-related revenue
- Over time SWK anticipates Enteris will develop multiple "shots on goal" value proposition

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SWK HOLDINGS

Transaction Overview

- $21.5mm paid upfront to acquire 100% of Enteris' capital stock
- Proceeds from Cara Therapeutics licensing agreement, which includes milestone payments and low-single digit royalties on sales of Oral Korsuva™:
  - Seller will receive 100% of $8.0mm upfront payment
  - SWK will receive 60% of the first milestone payment
  - SWK will receive 25% of all other milestone payments until seller receives $32.75mm in aggregate consideration
  - License revenue split 50%/50% thereafter
  - SWK portion of this license's economics are expected to be greater than the purchase price
- If out-licensed, proceeds for Enteris' 505(b)(2) drug candidates Ovarest and Tobrate
  - SWK to receive 40% until seller receives $3.0mm on each asset
  - SWK to receive 70% of milestone and royalty proceeds thereafter
- If out-licensed, SWK will receive 90% of Enteris' 505(b)(2) octreotide oral drug candidate proceeds
- Enteris to operate as a stand-alone business unit with the existing management team reporting directly to SWK CEO Winston Black

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SWK HOLDINGS

Leadership Team Winston Black Chief Executive Officer ▪ Appointed CEO in 2016 ▪ Co - founded PBS Capital Management ▪ Prior leadership positions at Highland Capital Management, Mallette Capital Management and ATX Communications Charles Jacobsen Chief Financial Officer ▪ Appointed CFO in 2012 ▪ Currently serves as Partner of Strategic Growth for CFGI ▪ Has served in CEO and CFO roles at multiple financing and investment firms Jody Staggs Vice President ▪ Joined in 2015 ▪ Previously VP of Investments at Annandale Capital ▪ Co - founded PBS Capital Management ▪ Prior to PBS, served as Senior Portfolio Analyst at Highland Capital Yvette Heinrichson Controller ▪ Joined in 2016 ▪ Proficient in technical GAAP accounting, SEC financial reporting, SOX implementation ▪ Served as financial statement auditor and tax professional with Deloitte for multiple years 22

Custom financing solutions for commercial - stage healthcare companies and royalty owners Targeting $5mm to $20mm financings, a niche that is largely ignored by larger market participants Focus is secured financings and royalty monetizations, but will selectively consider equity - like opportunities and M&A (Enteris BioPharma) Since 2012, SWK has completed financings with 36 different parties deploying $528mm of capital, including partner co - investments SWK – Rapidly - Growing Life Science Focused Specialty Finance Company 23

Balance Sheet

$ in 000s	Sep-19	Dec-18	Dec-17	Dec-16	Dec-15
ASSETS					
Cash and cash equivalents	$ 4,486	$ 20,227	$ 30,557	$ 32,182	$ 47,287
Accounts receivable	2,452	2,195	1,637	1,054	1,127
Finance receivables	175,048	166,610	151,995	126,366	99,346
Marketable investments	1,946	-	1,856	2,621	5,286
Corporate Debt Security	483	532	-	-	-
Investment in unconsolidated entities	-	-	-	6,985	7,988
Deferred tax asset	20,098	22,684	22,725	38,471	16,833
Warrant assets	2,940	2,777	987	1,013	1,900
Intangible assets, net	32,703	-	-	-	-
Goodwill	4,602	-	-	-	-
Fixed assets, net	1,259	25	-	-	-
Other assets	1,518	612	126	240	720
Total assets	**$ 247,535**	**$ 215,662**	**$ 209,883**	**$ 208,932**	**$ 180,487**
LIABILITIES AND STOCKHOLDERS' EQUITY					
Accounts payable and accrued liabilities	$ 3,506	$ 2,592	$ 1,840	$ 682	$ 788
Revolving Credit Facility	-	-	-	-	-
Contingent consideration payable	16,274	-	-	-	-
Warrant liability	127	13	91	189	259
Total liabilities	19,907	2,605	1,931	871	1,047
Stockholders' equity:					
Preferred stock	-	-	-	-	-
Common stock	13	13	13	13	13
Additional paid-in-capital	4,432,027	4,432,499	4,433,589	4,433,289	4,432,926
Accumulated deficit	(4,204,412)	(4,219,455)	(4,225,863)	(4,228,910)	(4,257,798)
Accumulated other comprehensive income	-	-	213	(87)	-
Totak SWK Holdings Corp stockholders' equity	227,628	213,057	207,952	204,305	175,141
Non-controlling interests in consolidated entities	-	-	-	3,756	4,299
Total stockholders' equity	227,628	213,057	207,952	208,061	179,440
Total liabilities and stockholders' equity	**$ 247,535**	**$ 215,662**	**$ 209,883**	**$ 208,932**	**$ 180,487**
Stockholders' Equity Excluding DTA	207,530	190,373	185,227	165,834	158,308

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SWK HOLDINGS

Income Statement

$ in 000s	LTM	Dec-18	Dec-17	Dec-16	Dec-15
Revenues					
Finance receivable interest income, including fees	$ 27,758	$ 25,978	$ 26,877	$ 15,747	$ 17,265
Pharmaceutical development services	149	-	-	-	-
Marketable investments interest income	-	-	-	92	266
Income related to investments in unconsolidated entities	-	-	10,530	6,219	5,884
Other	6	12	79	322	45
Total Revenues	27,913	25,990	37,486	22,380	23,460
Costs and expenses:					
Provision for credit losses	609	6,179	-	1,659	10,848
Impairment expense	76	7,875	8,509	8,077	6,638
Interest expense	339	160	-	-	381
Pharmaceutical manufacturing, research and development	286	-	-	-	-
Depreciation and amortization	356	-	-	-	-
General and administrative	6,547	4,883	4,101	2,829	3,378
Total costs and expenses	8,213	19,097	12,610	12,565	21,245
Other income (expense), net					
Unrealized net (loss) gain on warrants	(543)	484	(1,115)	588	(3,305)
Unrealized net (loss) gain on equity securities	2,352	-	-	-	-
Unrealized net (loss) gain on investments	-	-	-	-	-
Loss on write off of investments	87	-	-	-	-
Equity investment losses	(1,035)	(1,035)	-	-	-
Gain/(loss) on sale/(write off) of investments	(105)	(105)	243	-	-
Income (loss) before income taxes	20,456	6,237	24,004	10,403	(1,090)
Income tax (benefit) expense	814	42	15,753	(21,638)	3,273
Consolidated net income (loss)	19,642	6,195	8,251	32,041	(4,363)
Net income attributable to non-controlling interests	-	-	5,204	3,153	3,007
Net income (loss) attributable to SWK Holdings Corp Stockholders	$ 19,642	$ 6,195	$ 3,047	$ 28,888	$ (7,370)
Net income (loss) per share attributable to SWK Holdings Corp Stockholders					
Basic	$ 1.52	$ 0.47	$ 0.23	$ 2.22	$ (0.57)
Diluted	$ 1.52	$ 0.47	$ 0.23	$ 2.22	$ (0.57)
Weighted Average Shares					
Basic	12,911	13,051	13,036	13,015	12,986
Diluted	12,913	13,054	13,040	13,018	12,986

25

SWK HOLDINGS

Cash Flow Statement 26 $ in 000s,* LTM Dec-18 Dec-17 Dec-16 Dec-15 Cash flows from operating activities: Consolidated net income $19,642 $6,195 $8,251 $32,041 ($4,363) Adjustments to reconcile net income to net cash provided by operating activities: Income from investments in unconsolidated entity - - (10,530) (6,219) (5,884) Provision for loan credit losses 609 6,179 - 1,659 10,848 Impairment expense 76 7,875 8,509 8,077 6,638 Amortization of debt issuance costs 140 - - - - Change in fair value of warrants 543 (484) 1,115 (588) 3,305 Change in fair value of equity securities (2,352) Gain on sale of marketable securities 18 105 (243) - - Deferred income tax 803 31 15,745 (21,638) 3,273 Loan discount amortization and fee accretion 627 487 (1,926) (3,109) (1,778) Interest income in excess of cash collected (145) (249) (534) - (1,063) Interest paid-in-kind (922) (191) (1,779) (398) - Stock-based compensation 408 267 300 363 640 Equity Investment Losses 1,035 1,035 - - - Gain (loss) on sale (write off) of investments - - - - - Depreciation and Amortization Expense 356 - - - - Other 28 28 17 16 391 Changes in operating assets and liabilities: Accounts receivable (443) (558) (583) (59) (74) Other assets (65) 202 (42) (396) (648) Accounts payable and other liabilities (2,304) (1,296) 1,158 (106) (76) Net cash provided by operating activities 18,054$ 19,626$ 19,458$ 9,643$ 11,209$ Cash flows from investing activities: Acquisition of business, net of cash acquired (19,707) - - - - Investment in equity securities (159) - - - - Cash distributions from investments in unconsolidated entity - - 17,515 7,222 6,940 Cash received for settlement of warrants - - - 1,405 - Proceeds from sale of available-for-sale marketable securities 221 221 345 - - Investment in finance receviables 27,351 - - - - Repayment of finance receivables (9,912) - - - - Net (increase) decrease in finance receivables (28,404) (28,404) (30,064) (29,717) (25,849) Investment in marketable investments - - - - - Corporate debt security principal payment 63 69 93 41 80 Other (108) (16) (12) (3) (50) Net cash provided by investing activities (30,655)$ (28,130)$ (12,123)$ (21,052)$ (18,879)$ Cash flows from financing activities: Distribution to non-controlling interests - - (8,960) (3,696) (3,575) Repurchases of common stock, including fees & expenses (2,166) (1,357) - - - Debt Issuance Costs 39 (469) - - - Net cash used in financing activities (2,127)$ (1,826)$ (8,960)$ (3,696)$ (3,771)$ Net increase in cash and cash equivalents (14,728) (10,330) (1,625) (15,105) (11,441) Cash and cash equivalents at beginning of period 19,214 30,557 32,182 47,287 58,728 Cash and cash equivalents at end of period 4,486$ 20,227$ 30,557$ 32,182$ 47,287$ *numbers may not add due to rounding

Reconciliation of Non-GAAP Adjusted Net Income

The table below eliminates provisions for income taxes, non-cash mark-to-market changes on warrant assets and SWK's warrant liability, as well as, warrant-related debt issuance costs and stock compensation expense related to SWK's equity raise. The following tables provide a reconciliation of SWK's reported (GAAP) income before provision for income tax to SWK's adjusted net income attributable (Non-GAAP) for the periods denoted in the table:

$ in 000s	LTM	Dec-18	Dec-17	Dec-16	Dec-15
Consolidated net income (loss)	$ 19,642	$ 6,195	$ 8,251	$ 32,041	$ (4,363)
Plus: income tax expense (benefit)	814	42	15,753	(21,638)	3,273
Plus: loss (gain) on fair market value of warrants	1,578	551	1,115	(588)	3,305
Plus: loss on Fair Market Value of Equity Securities	(2,352)	-	-	-	-
Plus: loss related to Response Genetics warrants	-	-	-	-	(802)
Plus: gain on realized value of warrants	-	-	-	-	-
Plus: warrant-related debt issuance costs	-	-	-	-	155
Plus: depreciation and amortization	373	17			
Plus: transaction-related stock compensation expense	-	-	-	-	-
Adjusted income before provision for income tax	$ 20,055	$ 6,805	$ 25,119	$ 9,815	$ 1,568
Plus: Adjusted provision for income tax	-	-	-	-	-
Non-GAAP consolidated net income	$ 20,055	$ 6,805	$ 25,119	$ 9,815	$ 1,568
Less: Non-GAAP adjusted net income attributable to non-controlling interest	-	-	(5,204)	(3,153)	(3,007)
Non-GAAP adjusted net income (loss) attributable to SWK Holdings Corporation Stockholders	$ 20,055	$ 6,805	$ 19,915	$ 6,662	$ (1,439)

27

SWK HOLDINGS

Contact Information 28 • Winston Black: ̶ Phone: 972.687.7251 ̶ Email: wblack@swkhold.com • Jody Staggs: ̶ Phone: 972.687.7252 ̶ Email: jstaggs@swkhold.com • Office address: ̶ 14755 Preston Road, Ste 105 Dallas, TX 75254 • Website: www.swkhold.com

Collaborative Approach to Life Science Financing